As filed with the Securities and Exchange Commission on June 30, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

II-VI Incorporated

(Exact name of registrant as specified in its charter)

Pennsylvania	25-1214948
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

(724) 352-4455

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jo Anne Schwendinger, Esq.

Chief Legal and Compliance Officer

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

(724) 352-4455

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

D. Mark McMillan, Esq.

K&L Gates LLP

70 West Madison Street, Suite 3300

Chicago, Illinois 60602

Telephone: (312) 372-1121

Jeffrey W. Acre, Esq.

K&L Gates LLP

K&L Gates Center

210 Sixth Avenue

Pittsburgh, Pennsylvania 15222

Telephone: (412) 355-6500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be registered/ Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common Stock, no par value per share
Preferred Stock, no par value per share

(1)	Omitted pursuant to Form S-3 General Instruction II.E.
(2)

The amount to be registered consists of an unspecified amount of the securities of each identified class as may from time to time be offered at indeterminate prices. The shares of common stock being registered include an indeterminate number of shares as may be issued upon conversion of the preferred stock. No separate consideration will be received for any shares of common stock so issued upon conversion. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares of common stock registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions, including under any applicable anti-dilution provisions (including, without limitation, upon adjustment of the conversion or exchange rate thereof).

(3)

In reliance upon Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a pay-as-you-go basis.

Prospectus

Common Stock

Preferred Stock

We may, from time to time, offer to sell shares of common stock, no par value per share (“Common Stock”), or preferred stock, no par value per share (“Preferred Stock”), in one or more offerings. This prospectus describes some of the general terms that may apply to such offerings. Each time we offer and sell shares of Common Stock or Preferred Stock, we will provide the specific terms in a supplement to this prospectus that contains specific information about such offering and the amounts, prices and terms of the shares of Common Stock or Preferred Stock being offered in such offering. The supplement may also add, update or change information contained in this prospectus with respect to any such offering. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any shares of our Common Stock or Preferred Stock.

We may offer and sell shares of Common Stock or Preferred Stock to or through one or more underwriters, dealers and agents or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of shares of Common Stock or Preferred Stock, an applicable prospectus supplement will set forth the applicable purchase price, fee, commissions or discounts between or among them. Our net proceeds from the sale of Common Stock or Preferred Stock will be the public offering price less the applicable discount, in the case of an offering made through an underwriter, or the purchase price less the applicable commission, in the case of an offering through an agent, and, in each case, less other expenses payable by us in connection with the issuance and distribution of such shares of Common Stock or Preferred Stock. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No shares of Common Stock or Preferred Stock may be sold without delivery of this prospectus and an applicable prospectus supplement describing the method and terms of the offering of such shares of Common Stock or Preferred Stock.

We may amend or supplement information contained in this prospectus from time to time. You should carefully read this prospectus and any amendments or supplements before you invest in shares of our Common Stock or Preferred Stock.

Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “IIVI.”

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS, AS WELL AS RISK FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K, AS AMENDED, AND EACH SUBSEQUENT QUARTERLY REPORT ON FORM 10-Q (WHICH DOCUMENTS ARE INCORPORATED BY REFERENCE HEREIN), BEFORE YOU INVEST IN SHARES OF OUR COMMON STOCK OR PREFERRED STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 30, 2020.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf process, we may from time to time sell shares of Common Stock or Preferred Stock as described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the Common Stock and Preferred Stock we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the offering. Such prospectus supplement may include a discussion of any risk factors or other special consideration that apply to our securities and the offering. Such prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any applicable prospectus supplement together with additional information described above under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

When acquiring any securities in an offering pursuant to this prospectus, you should rely on the information provided in this prospectus and any applicable prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents. You should also carefully review the section entitled “Risk Factors”, which highlights certain risks associated with an investment in our securities, to determine whether an investment in our Common Stock or other securities is appropriate for you.

References in this prospectus to “II-VI”, the “Company”, “we”, “us” and “our” are to II-VI Incorporated and its subsidiaries.

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain information set forth in this prospectus or incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are intended to be covered by the “safe harbor” created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “estimate,” “goal,” “anticipate,” “project” or other comparable terms. All statements other than statements of historical facts included in this prospectus regarding our strategies, prospects, expectations, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, anticipated results of our sales and marketing efforts, and anticipated benefits resulting from completed acquisitions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Important factors that could cause actual results, conditions and events to differ materially from those indicated in the forward-looking statements include, among others, the following:

•

uncertainties associated with the coronavirus (COVID-19) pandemic, including its possible effects on our operations, liquidity, financial condition, supply chain and personnel, and the demand for our products and services;

•	investments in future markets of potential significant growth may not result in the expected return;

•

the possibility that the anticipated benefits from completed acquisitions, including, but not limited to, our combination with Finisar Corporation (“Finisar”), cannot be realized in full or at all or may take longer to realize than expected;

•	our ability to develop new products and processes;

•	global economic downturns, including any downturn related to COVID-19, which may adversely affect our business, operating results and financial condition;

•

some systems that use our products which are complex in design, and products of ours that may contain defects that are not detected until deployed, which could increase our costs, reduce our revenues, cause us to lose key customers and may expose us to litigation arising from derivative lawsuits related to consumer products;

•	foreign currency risk which may negatively affect our revenues, cost of sales and operating margins and could result in foreign exchange losses;

•	our ability to retain our competitive position, which may require significant investments;

•	our inability to successfully implement our acquisitions strategy or integrate acquired companies and personnel with existing operations;

•	our future success being dependent on continued international sales, and the fact that our global operations are complex and present multiple challenges to manage;

•	complex and rapidly changing governmental import and export regulations;

•

changes in U.S. trade policies, particularly with respect to China and to companies on the U.S. Entity List, such as Huawei, could impact our international operations and the cost of goods imported into the United States, which may narrow the size of our markets, materially impact our revenues or increase our operating costs and expose us to contract litigation;

•	our ability to settle conversions of our convertible senior notes in cash or to repurchase such notes in accordance with their terms;

•	our failure to accurately estimate the size and growth of our markets and our customers’ demands;

•	increased competition;

•	limitations on the protection of our intellectual property, and our involvement from time to time in costly intellectual property litigation or indemnification;

•	a significant portion of our business being dependent on cyclical industries;

•	our global operations being subject to complex legal and regulatory requirements;

•	changes in laws and regulations governing data privacy and data protection that could have a material adverse impact on our business;

•	data breach incidents and breakdown of information and communication technologies that could disrupt our operations and impact our financial results;

•	our entry into supply agreements which commit us to supply products on specified terms;

•	our dependence on highly complex manufacturing processes that require feeder materials, components and products from limited sources of supply;

•	increases in commodity prices that may adversely affect our results of operations and financial condition;

•	our use and generation of potentially hazardous substances that are subject to stringent environmental regulations;

•	unfavorable changes in tax rates, tax liabilities or tax accounting rules that could negatively affect future results;

•	natural disasters or other global or regional catastrophic events that could disrupt our operations, give rise to substantial environmental hazards and adversely affect our results;

•	our ability to attract, retain and develop key personnel and need for continued good relations with our employees;

•	our stock price, which has been volatile in the past and may be volatile in the future;

•

some anti-takeover provisions contained in our Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) and Amended and Restated By-Laws (the “By-Laws”), as well as provisions of Pennsylvania law, which could impair a takeover attempt and also reduce the market price of our Common Stock or other securities;

•

because we do not currently intend to pay dividends, holders of our Common Stock will benefit from an investment in our Common Stock only if it appreciates in value, and by the intended anti-dilution actions of our share-buyback program;

•

our contracts with a number of large end-user service providers and product companies that have considerable bargaining power, which may require us to agree to terms and conditions that could have an adverse effect on our business or ability to recognize revenues;

•	climate change regulations;

•	our dependence on large purchases from a few significant customers, and any loss, cancellation, reduction or delay in purchases by these customers which could harm our business;

•	the manufacturing of our products which may be adversely affected if we are unable to manufacture certain products in our manufacturing facilities;

•	our failure to accurately forecast our revenues which could result in additional charges for obsolete or excess inventories or non-cancelable purchase commitments;

•

our failure to maintain an effective system of disclosure controls and internal control over financial reporting, which could impair our ability to produce timely and accurate financial statements or comply with applicable regulations; and

•	those risks and uncertainties described in the documents incorporated by reference into this prospectus.

Therefore, you should not rely on any of these forward-looking statements. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We further caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

TRADEMARKS

We have proprietary rights to trademarks used in the information incorporated by reference into this prospectus, which are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, trademarks and trade names referred to in the information incorporated by reference in this prospectus may appear without the “®” or “™” symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent possible under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Each trademark, trade name or service mark of any other company appearing in this prospectus is the property of its respective holder.

THE COMPANY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read the entire prospectus, any accompanying prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein and in any accompanying prospectus supplement and any related free writing prospectus, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, II-VI Incorporated is referred to herein, collectively with all of its subsidiaries, as the “Company”, “II-VI”, or “we”, “us”, or “our”.

Overview

II-VI Incorporated, a worldwide leader in engineered materials and optoelectronic components, is a vertically integrated manufacturing company that develops innovative products for industrial materials processing, communications, aerospace and defense, consumer electronics, semiconductor capital equipment, life sciences and automotive end markets. On September 24, 2019, we completed our acquisition of Finisar, a global technology leader for subsystems and components for fiber optic communications. We believe that our combination with Finisar will help make us a global leader in optical communications while continuing our leadership in other end markets.

We develop, manufacture, and market engineered materials, optoelectronic components, and devices for precision use in industrial materials processing, optical communications, aerospace and defense, consumer electronics, semiconductor capital equipment, life sciences, and automotive applications and markets. We use advanced engineered materials growth technologies coupled with proprietary high-precision fabrication, microassembly, optical thin-film coating, and electronic integration to manufacture complex optoelectronic devices and modules. Our products are deployed in a variety of applications, including (i) laser cutting, welding, and marking operations; (ii) 3D sensing consumer applications; (iii) optical, data, and wireless communications products; (iv) strategic aerospace and defense applications including intelligence, surveillance, and reconnaissance; (v) semiconductor processing and tooling; and (vi) thermoelectric cooling and power-generation solutions.

Through research, development and engineering (RD&E) and acquisitions, we have expanded our portfolio of materials. We believe that the materials we grow and fabricate are differentiated by one or a combination of unique optical, electrical, thermal, and mechanical properties. Our optics are shaped by precision surfacing techniques to meet the most stringent requirements for flat or curved geometries, functionalized with smooth or structured surfaces, or with patterned metallization. Proprietary processes developed at our global optical coating centers differentiate our products’ durability against high-energy lasers and extreme operating environments. Optical coatings also provide the desired spectral characteristics ranging from the ultraviolet to the far-infrared. We leverage these capabilities to deliver miniature- to large-scale precision optical assemblies, including those in combination with thermal management components, integrated electronics, and/or software.

We also offer a broad portfolio of compound semiconductor lasers that are used in a variety of applications in most of our end markets. These compound semiconductor lasers enable high-power lasers for materials processing; optical signal amplification in terrestrial and submarine communications networks; high-bit-rate server connectivity between and within datacenters; and fast and accurate measurements in biomedical instruments, consumer electronics, and optical communications network monitoring.

We generate revenues, earnings and cash flows from developing, manufacturing and marketing a broad portfolio of products for our end markets. We also generate revenue, earnings and cash flows from government-funded research and development contracts relating to the development and manufacture of new technologies, materials and products.

Our customer base includes original equipment manufacturers, laser end users, system integrators of high-power lasers, manufacturers of equipment and devices for industrial, optical communications, consumer electronics, security and monitoring applications, U.S. government prime contractors, and various U.S. government agencies.

We are headquartered in Saxonburg, Pennsylvania, with RD&E, manufacturing, and sales facilities worldwide. Our U.S. production and research and development operations are located in Pennsylvania, California, New Jersey, Texas, Mississippi, Massachusetts, Connecticut, Delaware, New York, Florida, Ohio, Arizona, Colorado, and Illinois, and our non-U.S. production operations are based in China, Singapore, Vietnam, the Philippines, Germany, Switzerland, and the United Kingdom. We also utilize contract manufacturers and strategic suppliers.

Company Information

We were incorporated in the Commonwealth of Pennsylvania on June 22, 1971. Our corporate headquarters are located at 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056. Our telephone number is (724) 352-4455. Our Internet website address is www.ii-vi.com. The information contained on, or that can be accessed through, our website is deemed not to be incorporated in this prospectus or to be part of this prospectus. Our name is pronounced “Two Six Incorporated,” which refers to Groups II and VI on the periodic table of elements from which we originally designed and produced infrared optics for high-power carbon dioxide lasers used in materials processing. You can obtain additional information regarding our business by reading our Annual

Report on Form 10-K for our most recent fiscal year ended June 30, 2019, our subsequently filed Quarterly Reports on Form 10-Q and the other reports we file with the SEC. See “Where You Can Find More Information.”

RISK FACTORS

Investing in our securities involves risk. See the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequent filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in any applicable prospectus supplement, together with all of the other information contained in any applicable prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities pursuant to this prospectus as set forth in any applicable prospectus supplement.

DIVIDEND POLICY

We have never paid cash dividends on our Common Stock and do not anticipate paying any cash dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

The following summary description of our capital stock is based on the provisions of our Articles of Incorporation, our By-Laws and the applicable provisions of the Pennsylvania Business Corporation Law (the “BCL”). This information may not be complete in all respects and is qualified entirely by reference to the provisions of our Articles of Incorporation, By-Laws and the BCL. For information on how to obtain copies of our Articles of Incorporation and By-Laws, see the discussion above under the heading “Where You Can Find More Information.” As of the date of this prospectus, our authorized capital stock consists of 300,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of March 31, 2020, 91,175,715 shares of Common Stock were outstanding and no shares of Preferred Stock were outstanding.

Common Stock

We may offer shares of Common Stock, including shares of Common Stock issuable upon the conversion of Preferred Stock.

Voting Rights

Each outstanding share of our Common Stock is entitled to one vote on all matters submitted to a vote of shareholders. There is no cumulative voting.

Dividend and Liquidation Rights

The holders of outstanding shares of our Common Stock are entitled to receive dividends out of assets legally available for the payment of dividends at the times and in the amounts as our Board of Directors may from time to time determine. Holders of our Common Stock have no preemptive or subscription rights to purchase any of our securities and no sinking fund provisions apply to our Common Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of our Common Stock are entitled to receive pro rata the assets of the Company which are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock then outstanding.

We have never paid any cash dividends on our Common Stock.

Fully Paid and Non-Assessable

All outstanding shares of our Common Stock are fully paid and non-assessable.

Nasdaq Listing

Our Common Stock is listed on The Nasdaq Global Select Market under the symbol “IIVI.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer and Trust Company, LLC.

Preferred Stock

Pursuant to the Articles of Incorporation, our Board of Directors has the authority, without further action by our shareholders, to issue from time to time up to 5,000,000 shares of Preferred Stock in one or more series. Our Board of Directors may designate the rights, preferences, privileges, and restrictions of the Preferred Stock, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, sinking fund terms, and the number of shares constituting any series or the designation of any series.

The issuance of Preferred Stock could have the effect of restricting dividends on the Common Stock, diluting the voting power of the Common Stock, impairing the liquidation rights of the Common Stock, or delaying, deterring, or preventing a change in control. Such issuance could have the effect of decreasing the market price of the Common Stock.

The particular terms of any series of Preferred Stock being offered by us under this prospectus will be described in the prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the Preferred Stock;

•	the number of shares of Preferred Stock offered;

•	the purchase price of the Preferred Stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the Preferred Stock;

•	any conversion provisions of the Preferred Stock;

•	the voting rights, if any, of the Preferred Stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the Preferred Stock.

If the terms of any series of Preferred Stock being offered differ from the terms set forth in this prospectus, the definitive terms will be disclosed in the applicable prospectus supplement. The summary in this prospectus is not complete. You should refer to the applicable Articles of Amendment to our Articles of Incorporation or Statement with Respect to Shares, as the case may be, establishing a particular series of Preferred Stock, in either case which will be filed with the Secretary of State of the Commonwealth of Pennsylvania and the SEC in connection with an offering of Preferred Stock.

The Preferred Stock will, when issued, be fully paid and nonassessable.

Dividend Rights

Except as indicated in the applicable prospectus supplement, the Preferred Stock will be preferred over our Common Stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in Common Stock) on our Common Stock will be declared and set apart for payment or paid, the holders of shares of each series of Preferred Stock will be entitled to receive dividends when, as and if declared by our Board of Directors. Subject to the limitations of Pennsylvania law, we will pay those dividends either in cash, shares of Common Stock or Preferred Stock or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of Preferred Stock, the dividends on each share of the series will be cumulative from the date of issue of the share unless another date is set forth in the applicable prospectus supplement relating to the series. Accruals of dividends will not bear interest.

Rights upon Liquidation

Except as indicated in the applicable prospectus supplement, the Preferred Stock will be preferred over our Common Stock as to assets so that the holders of any series of Preferred Stock will be entitled to be paid, upon our voluntary or involuntary liquidation, dissolution or winding up and before any distribution is made to the holders of Common Stock, the amount set forth in the applicable prospectus supplement. In this case, however, the holders of Preferred Stock will not be entitled to any other or further payment. If upon any liquidation, dissolution or winding up our net assets are insufficient to permit the payment in full of the respective amounts to which the holders of all outstanding Preferred Stock are entitled, our entire remaining net assets will be distributed among the holders of each series of Preferred Stock in amounts proportional to the full amounts to which the holders of each series are entitled.

Redemption

All shares of any series of Preferred Stock will be redeemable to the extent set forth in the prospectus supplement relating to the series and as allowed by Pennsylvania law. All shares of any series of Preferred Stock will be convertible into shares of our Common Stock or into shares of any other series of our Preferred Stock to the extent set forth in the applicable prospectus supplement.

Voting Rights

Except as indicated in the applicable prospectus supplement, the holders of Preferred Stock will not be entitled to vote with respect to shares of Preferred Stock held by then on matters properly presented to shareholders.

Additional Series of Preferred Stock

Our Board of Directors has the authority, without further action by our shareholders, to issue from time to time additional shares of Preferred Stock in one or more series and to designate the rights, preferences, privileges, and restrictions of such Preferred Stock. This authority may be limited by applicable law, our Articles of Incorporation, as it may amended or further restated from time to time, including pursuant to the terms of any existing series of Preferred Stock, and the applicable rules of the stock exchanges upon which the Common Stock is listed.

Anti-Takeover Law Provisions

Certain provisions of Pennsylvania law and our Articles of Incorporation and our By-Laws could make the acquisition of the Company by means of a tender offer, or the acquisition of control of the Company by means of a proxy contest or otherwise, more difficult. These provisions, summarized below, are intended to discourage certain types of coercive takeover practices and inadequate takeover bids, and are designed to encourage persons seeking to acquire control of the Company to negotiate with our board of directors. We believe that the benefits of increased protection against an unfriendly or unsolicited proposal to acquire or restructure the Company outweigh the disadvantages of discouraging such proposals. Among other things, negotiation of such proposals could result in an improvement of their terms.

Pennsylvania State Law Provisions

We are subject to various anti-takeover provisions of the BCL. Many of these provisions are triggered if any person or group acquires, or discloses intent to acquire, 20% or more of a Pennsylvania corporation’s voting power, subject to certain exceptions. These provisions:

•	provide the other shareholders of the corporation with certain rights against the acquiring group or person;

•	prohibit the corporation from engaging in a broad range of business combinations with the acquiring group or person;

•	prohibit the corporation from engaging in a broad range of business combinations with the acquiring group or person;

•	restrict the voting and other rights of the acquiring group or person; and

•	provide that certain profits realized by the acquiring group or person from the sale of a corporation’s equity securities belong to and are recoverable by the corporation.

Regardless of the amount of a person’s holdings, if a shareholder or shareholder group (including affiliated persons) would be a party to certain proposed transactions with the Company or would be treated differently from our other shareholders in certain proposed transactions, the BCL requires approval by a majority of votes entitled to be cast by all shareholders other than the interested shareholder or affiliate group, unless the transaction is approved by independent directors or other criteria are satisfied. Furthermore, under Pennsylvania law, a “short-form” merger of the Company cannot be implemented without the consent of our board of directors.

In addition, as permitted by Pennsylvania law, an amendment to our Articles of Incorporation or other corporate action that is approved by shareholders may provide mandatory special treatment for specified groups of non-consenting shareholders of the same class. For example, an amendment to our Articles of Incorporation or other corporate action may provide that shares of our Common Stock held by designated shareholders of record must be cashed out at a price determined by us, subject to applicable dissenters’ rights. In these cases, Pennsylvania law requires either a special class vote or dissenters’ rights for holders of the group designated for special treatment.

Furthermore, the BCL provides that directors may, in discharging their duties, consider, to the extent they deem appropriate, the effects of any action upon shareholders, employees, suppliers, customers and the communities in which its offices are located. Directors are not required to consider the interests of shareholders to a greater degree than other constituencies’ interests. The BCL expressly provides that the fiduciary duty of directors does not require the directors to redeem or modify any “poison pills” or take action under the anti-takeover provisions of the BCL in order to allow or facilitate a potential change of control. We do not currently have a “poison pill.”

Other Provisions in our Articles of Incorporation and our By-Laws

Our Articles of Incorporation and our By-Laws contain provisions that could make us a less attractive target for a hostile takeover and could make more difficult or discourage a merger proposal, a tender offer or a proxy contest.

Such provisions include:

•

a requirement that shareholder-nominated director nominees be nominated in advance of the meeting at which directors are elected and that specific information be provided in connection with such nomination;

•	the ability of our board of directors to issue additional shares of Common Stock or Preferred Stock without shareholder approval; and

•	certain provisions requiring supermajority approval (at least two-thirds of the votes cast by all shareholders entitled to vote thereon, voting together as a single class).

Indemnification Of Directors And Executive Officers And Limitation On Liability.

Pennsylvania Business Corporation Law

Sections 1741 and 1742 of the BCL provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

•	by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding;

•	if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

•	by the shareholders.

Notwithstanding the above, BCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to in BCL Section 1741 or 1742, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

BCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by the indemnitee to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

BCL Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions to successor corporations in consolidations, mergers or divisions and to representatives serving as fiduciaries of employee benefit plans. BCL Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter E of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of such person.

By-Laws

Article VI of our By-Laws provides that the directors and officers of the registrant shall be indemnified to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the registrant or otherwise) arising out of their service to the registrant or to another corporation, partnership, joint venture, trust or other enterprise at the request of the registrant, with certain limitations and exceptions. Article VI of our By-Laws also provides that our employees and agents who are not directors or officers may be indemnified with such scope and effect as determined by the registrant.

Article VI of our By-Laws also provides that we may purchase and maintain insurance to protect itself and any director, officer, agent or employee against any liability asserted against and incurred by him or her in respect of such service, whether or not the registrant would have the power to indemnify him or her against such liability by law or under the provisions of the By-Laws.

As permitted by BCL Section 1713, our By-Laws provide that directors shall not be personally liable to the registrant for monetary damages for any action taken, or any failure to take any action, unless, (A) the director has breached or failed to perform the duties of his/her office under certain provisions of the By-Laws relating to standard of care and justifiable reliance; and (B) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The BCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws. BCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. BCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the Board of Directors in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

Director and Officer Liability Insurance

We maintain directors’ and officers’ liability insurance covering our directors and officers with respect to liability which they may incur in connection with their serving as such, which liability could include liability under the Securities Act. Under the insurance, we are entitled to reimbursement for amounts as to which the directors and officers are indemnified under the indemnification provisions of our By-Laws. The insurance may also provide certain additional coverage for the directors and officers against certain liability even though such liability is not subject to the indemnification provisions of our By-Laws.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus to one or more underwriters or dealers for public offering, through agents, directly to purchasers or through a combination of any such methods of sale. The name of any such underwriters, dealers or agents involved in the offer and sale of the securities, the amounts underwritten and the nature of its obligation to take the securities will be specified in any applicable prospectus supplement. We have reserved the right to sell the securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so. The sale of the securities may be effected in transactions (a) on any national or international securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, (b) in the over-the-counter market, (c) in transactions otherwise than on such exchanges or in the over-the-counter market or (d) through the writing of options.

We and our agents and underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The securities may be offered on an exchange, which will be disclosed in any applicable prospectus supplement. We may, from time to time, authorize dealers, acting as our agents, to offer and sell the securities upon such terms and conditions as set forth in any applicable prospectus supplement.

We may enter into agreements with underwriters to sell our securities. In connection with the sale of the securities, underwriters may receive compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Any underwriting compensation paid by us to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be set forth in any applicable prospectus supplement to the extent required by applicable law. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions (which may be changed from time to time) from the purchasers for whom they may act as agents.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise indicated in any applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase debt securities as a principal, and may then resell the debt securities at varying prices to be determined by the dealer.

If so indicated in any prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in any applicable prospectus supplement and such prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution towards certain civil liabilities, including any liabilities under the Securities Act.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. These may include over-allotment, stabilization, syndicate short covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by the dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

Any securities other than our Common Stock issued hereunder may be new issues of securities with no established trading market. Any underwriters or agents to or through whom such securities are sold for public offering and sale may make a market in such securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities. The amount of expenses expected to be incurred by us in connection with any issuance of securities will be set forth in any applicable prospectus supplement. Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, us and certain of our affiliates in the ordinary course of business.

During such time as we may be engaged in a distribution of the securities covered by this prospectus we are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes us, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of our securities.

LEGAL MATTERS

The validity and legality of the securities offered hereby and certain other legal matters will be passed upon for the Company by K&L Gates LLP, Chicago, Illinois and Pittsburgh, Pennsylvania.

EXPERTS

The consolidated financial statements of II-VI Incorporated and Subsidiaries appearing in II-VI’s Current Report on Form 8-K dated June 29, 2020, and the effectiveness of II-VI Incorporated and Subsidiaries’ internal control over financial reporting as of June 30, 2019 (excluding the internal control over financial reporting of CoAdna Holdings, Inc. and Redstone Aerospace Corporation), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of II-VI’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of CoAdna Holdings, Inc. and Redstone Aerospace Corporation from the scope of such firm’s audit of internal control over financial reporting, included therein, and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedule of Finisar Corporation as of April 28, 2019 and April 29, 2018 and for each of the three years in the period ended April 28, 2019, incorporated by reference in this prospectus, have been so incorporated in reliance on the report of BDO USA, LLP, independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, at the SEC’s website at www.sec.gov. Our web site is located at www.ii-vi.com. The information contained on or accessible through our web site is not part of this prospectus.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Secretary, 375 Saxonburg Boulevard, Saxonburg, Pennsylvania 16056 or you may call us at (724) 352-4455.

INCORPORATION BY REFERENCE

This prospectus “incorporates by reference” certain information that we have filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This means we are disclosing important information to you by referring you to those documents. We incorporate by reference the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering is terminated:

•	Annual Report on Form 10-K for the fiscal year ended June 30, 2019 filed with the SEC on August 16, 2019;

•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2019 filed with the SEC on November 12, 2019;

•	Quarterly Report on Form 10-Q for the quarter ended December 31, 2019 filed with the SEC on February 10, 2020;

•	Quarterly Report on Form 10-Q for the quarter ended March 30, 2020 filed with the SEC on May 11, 2020;

•

Current Reports on Form 8-K filed with the SEC on July 3, 2019, July 9, 2019, July  25, 2019, August 1, 2019, August  13, 2019, August 15, 2019, August  16, 2019, August 22, 2019, August  28, 2019, September 18, 2019, September 20, 2019, September  24, 2019 (as amended by the Current Reports on Form 8-K/A filed with the SEC on September  27, 2019 and December  9, 2019), October 23, 2019, November  12, 2019, December  3, 2019, December  31, 2019, January  30, 2020, May  19, 2020, May  29, 2020, June  1, 2020, and June 30, 2020 (I, II and III);

•

the portions of our Definitive Proxy Statement on Schedule 14A filed on October  3, 2019 that are specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 30, 2019;

•

Audited Consolidated Balance Sheets of Finisar as of April 28, 2019 and April 29, 2018 and the Audited Consolidated Statements of Operations, Comprehensive Income (Loss), Stockholders’ Equity and Cash Flows of Finisar for the three years ended April 28, 2019, April 29, 2018 and April 30, 2017, respectively, and related notes (included in Finisar’s Annual Report on Form 10-K for the year ended April 28, 2019 filed by Finisar with the SEC on June 14, 2019);

•

Unaudited Condensed Consolidated Financial Statements of Finisar as of July 28, 2019 (included in Finisar’s Quarterly Report on Form 10-Q for the quarter ended July 28, 2019 filed by Finisar with the SEC on September 4, 2019); and

•

The description of the Company’s Common Stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12(b) of the Exchange Act as filed with the SEC on September 14, 1987, including any subsequent amendments or reports filed for the purpose of updating such description.

To the extent that any information contained in any report on Form 8-K or 8-K/A, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

We have authorized no one to provide you with information other than information incorporated by reference or provided in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document. All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus or after the date of the registration statement of which this prospectus forms a part and prior to the termination of the offering will be deemed to be incorporated in this prospectus by reference and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

Requests for such copies should be directed to our Investor Relations department, at the following address:

II-VI Incorporated

375 Saxonburg Boulevard

Saxonburg, Pennsylvania 16056

(724) 352-4455

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the filing of this registration statement. The amount of any additional fees that may be incurred in connection with the issuance, distribution, and sale of the offered securities registered hereby are not known. Such fees, which could be significant, will be disclosed in any applicable prospectus supplement filed in connection with such future offering. All fees and expenses including the amounts set forth below, other than underwriting discounts and commissions and the legal fees of counsel for any party other than us, incurred in connection with the sale of the offered securities will be borne by us.

SEC Registration Fee		*
Printing Expenses	*	*
Nasdaq Listing Fees	*	*
Accounting Fees and Expenses	*	*
Legal Fees and Expenses	*	*
Miscellaneous	*	*

Total	*	*

*	Applicable SEC registration fees have been deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, and are not estimable at this time.

**	These fees and expenses depend on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pennsylvania Business Corporation Law

Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the “BCL”) provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

•	by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding;

•	if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

•	by the shareholders.

Notwithstanding the above, BCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to in BCL Section 1741 or 1742, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

BCL Section 1745 provides that expenses (including attorneys’ fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking by the indemnitee to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

BCL Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions to successor corporations in consolidations, mergers or divisions and to representatives serving as fiduciaries of employee benefit plans. BCL Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter E of the BCL, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a representative of the corporation and shall inure to the benefit of the heirs and personal representative of such person.

By-Laws

Article VI of our By-Laws provides that the directors and officers of the registrant shall be indemnified to the fullest extent not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the registrant or otherwise) arising out of their service to the registrant or to another corporation, partnership, joint venture, trust or other enterprise at the request of the registrant, with certain limitations and exceptions. Article VI of our By-Laws also provides our employees and agents who are not directors or officers may be indemnified with such scope and effect as determined by the registrant.

Article VI of our By-Laws also provides that we may purchase and maintain insurance to protect itself and any director, officer, agent or employee against any liability asserted against and incurred by him or her in respect of such service, whether or not the registrant would have the power to indemnify him or her against such liability by law or under the provisions of the By-Laws.

As permitted by BCL Section 1713, our By-Laws provide that directors shall not be personally liable to the registrant for monetary damages for any action taken, or any failure to take any action, unless, (A) the director has breached or failed to perform the duties of his/her office under Section 6.01 of the By-Laws (relating to standard of care and justifiable reliance); and (B) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The BCL states that this exculpation from liability does not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for the payment of taxes pursuant to federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws. BCL Section 1715(d) creates a presumption, subject to exceptions, that a director acted in the best interests of the corporation. BCL Section 1712, in defining the standard of care a director owes to the corporation, provides that a director stands in a fiduciary relation to the corporation and must perform his duties as a director or as a member of any committee of the Board of Directors in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

Director and Officer Liability Insurance

We maintain directors’ and officers’ liability insurance covering its directors and officers with respect to liability which they may incur in connection with their serving as such, which liability could include liability under the Securities Act of 1933. Under the insurance, we are entitled to reimbursement for amounts as to which the directors and officers are indemnified under the indemnification provisions of our By-Laws. The insurance may also provide certain additional coverage for the directors and officers against certain liability even though such liability is not subject to the indemnification provisions of our By-Laws.

ITEM 16.	EXHIBITS

Exhibit No.	Description of Exhibit	Location

1.1	Underwriting Agreement	To be filed by amendments to this registration statement or incorporated by reference documents filed or to be filed with the SEC under the Exchange Act.

4.1	Form of Preferred Stock Certificate	To be filed by amendments to this registration statement or incorporated by reference documents filed or to be filed with the SEC under the Exchange Act.

5.1	Opinion of K&L Gates LLP	Provided herewith.

23.1	Consent of K&L Gates LLP	Included in Exhibit 5.1.

23.2	Consent of Ernst & Young LLP	Provided herewith.

23.3	Consent of BDO USA, LLP	Provided herewith.

24.1	Powers of Attorney	Set forth on the signature page hereto.

ITEM 17.	UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Saxonburg, Commonwealth of Pennsylvania, on June 30, 2020.

II-VI INCORPORATED

By:	/s/ Vincent D. Mattera Jr.
Vincent D. Mattera Jr.
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below constitutes and appoints Vincent D. Mattera Jr., Mary Jane Raymond and Jo Anne Schwendinger his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Vincent D. Mattera Jr.	Chief Executive Officer (Principal Executive Officer)	June 30, 2020
Vincent D. Mattera Jr.

/s/ Mary Jane Raymond	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 30, 2020
Mary Jane Raymond

/s/ Francis J. Kramer	Chairman of the Board	June 30, 2020
Francis J. Kramer

/s/ Joseph J. Corasanti	Director	June 30, 2020
Joseph J. Corasanti

/s/ Enrico Digirolamo	Director	June 30, 2020
Enrico Digirolamo

/s/ Michael L. Dreyer	Director	June 30, 2020
Michael L. Dreyer

/s/ Patricia Hatter	Director	June 30, 2020
Patricia Hatter

/s/ RADM Marc Y.E. Pelaez (retired)	Lead Independent Director	June 30, 2020
RADM Marc Y.E. Pelaez (retired)

/s/ Shaker Sadasivam	Director	June 30, 2020
Shaker Sadasivam

/s/ Howard H. Xia	Director	June 30, 2020
/s/ Howard H. Xia